Exhibit 99.1

GGP REPORTS THIRD QUARTER 2013 RESULTS

Same Store NOI Increases 6.8%

Raises Full Year Guidance and Quarterly Dividend

Chicago, Illinois, October 28, 2013 – General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and nine months ended September 30, 2013.

Financial Results

For the Three Months Ended September 30, 2013

Company Funds from Operations (“Company FFO”) per share increased 25.8% to $0.29 per diluted share from $0.23 per diluted share in the prior year period.  Company FFO increased 22.5% to $283 million from $231 million in the prior year period.

Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”) increased 4.4% to $496 million from $475 million in the prior year period.

Comparable Net Operating Income for the Regional Mall Portfolio (“Same Store NOI”) increased 6.8% to $521 million from $488 million in the prior year period.

Net income attributable to GGP, which is impacted primarily by depreciation expense and a gain from change in control of investment properties, was $27.5 million, or $0.02 per diluted share, as compared to a net loss attributable to GGP of $208 million, or $0.23 loss per diluted share, in the prior year period.

For the Nine Months Ended September 30, 2013

Company FFO per share increased 19.1% to $0.81 per diluted share from $0.68 per diluted share in the prior year period. Company FFO increased 17.7% to $801 million from $680 million in the prior year period.

Company EBITDA increased 4.5% to $1,471 million from $1,407 million in the prior year period.

Same Store NOI increased 5.9% to $1,540 million from $1,455 million in the prior year period.

Net income attributable to GGP, which is impacted primarily by depreciation expense, a gain from change in control of investment properties and a non-cash accounting adjustment for outstanding warrants, was $225 million, or $0.23 per diluted share, as compared to a net loss attributable to GGP of $513 million, or $0.55 loss per diluted share, in the prior year period.

Operational Highlights for the Regional Mall Portfolio

•      Tenant sales increased 3.8% to $562 per square foot on a trailing 12-month basis.

•      Mall leased percentage was 96.6% at quarter end, an increase of 110 basis points from September 30, 2012.

•      Initial rental rates for executed leases commencing in 2013 on a suite-to-suite basis increased 12.2%, or $6.88 per square foot, to $63.32 per square foot when compared to the rental rate for expiring leases.

Financing Activities

Property-Level Debt

During the three months ended September 30, 2013, the Company obtained $1.7 billion ($1.5 billion at share) of property-level debt with a weighted-average interest rate of 3.99% (4.03% at share) and weighted-average term-to-maturity of 9.4 years (9.1 years at share); the prior loans had a weighted-average interest rate of 5.32% (5.42% at share) and a remaining term-to-maturity of 2.8 years (2.9 years at share). The transactions generated approximately $239 million of net proceeds.

Corporate Credit Facility

On October 23, 2013, the Company amended its corporate credit facility to extend maturity to October 2018. The spread to LIBOR was reduced by 50 to 75 basis points across the leverage grid and the unused facility fee was reduced to 20 basis points.

Investment Activities

Acquisitions

During the three months ended September 30, 2013, the Company acquired an interest in two urban retail properties in San Francisco, CA.  The properties are an Apple flagship store at One Stockton Street and a Bulgari flagship store at One Union Square.

Dispositions

On September 30, 2013, the Company closed on the sale of its ownership interests in Aliansce Shopping Centers S.A.

Development

The Company has redevelopment activities under construction or in the pipeline totaling approximately $2 billion ($1.3 billion under construction or completed) of capital investment (at share), encompassing 54 properties including Ala Moana plus a ground up mall development in Fairfield County, CT.

Common Share Repurchases

The Company acquired 28.3 million of its common shares during the third quarter of 2013. The average share price was $20.00 for total consideration of $567 million.  The repurchase activity included 25.0 million common shares acquired from affiliates of Pershing Square Capital Management, L.P. on September 12, 2013, at $20.00 per share.  The Company used available cash resources and reduced total diluted common shares outstanding to approximately 964 million shares.

Dividends

Today the Company announced that its Board of Directors declared a fourth quarter common stock dividend of $0.14 per share payable on January 2, 2014, to stockholders of record on December 13, 2013, representing an increase of $0.01 per share or 8% growth from the prior quarter.

The Board of Directors also declared a quarterly dividend on its 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on January 2, 2014 to stockholders of record on December 13, 2013.

Guidance

Company FFO for the year ending December 31, 2013, is expected to be $1.15 to $1.17 per diluted share. Company FFO for the fourth quarter 2013 is expected to be $0.34 to $0.36 per diluted share.

The following table provides a reconciliation of the range of estimated diluted net income attributable to GGP per share to estimated diluted FFO per share and diluted Company FFO per share.

	For the year ending December 31, 2013		For the three months ending December 31, 2013
	Low End	High End	Low End	High End

Company FFO per diluted share	$1.15	$1.17	$0.34	$0.36
Mark-to-market of warrants (1)	(0.04)	(0.04)	—	—
Loss on extinguishment of debt (2)	(0.04)	(0.04)	—	—
Adjustments (3)	(0.14)	(0.14)	(0.04)	(0.04)
FFO	0.93	0.95	0.30	0.32
Depreciation, including share of joint ventures	(0.82)	(0.82)	(0.19)	(0.19)
Gain on sale of investments and other (4)	0.23	0.23	—	—
Net income attributable to common stockholders	0.34	0.36	0.11	0.13
Preferred stock dividends	0.01	0.01	—	—
Net income attributable to GGP	$0.35	$0.37	$0.11	$0.13

(1)          As a result of the modification to the warrants in Q1 2013, they are classified as permanent equity effective March 28, 2013 and no longer required to be marked-to-market.

(2)          Fees incurred for the retirement of debt.

(3)        Refer to the Supplemental Information package for the nature of adjustments to reconcile FFO to Company FFO. The Supplemental Information package is available in the Investors section of the Company’s website at www.ggp.com.

(4)          Impact of gains from changes in control of investment properties.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions or capital markets activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO do not include real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Investor Conference Call

On Tuesday, October 29, 2013, the Company will host a conference call at 9:00 a.m. CDT (10:00 a.m. EDT). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register.

For those unable to listen to the call live, a replay will be available for approximately two weeks after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 71614991.

Supplemental Information

The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to,  the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, retail and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at ggp.com from time to time.

General Growth Properties, Inc.

General Growth Properties, Inc. is a fully integrated, self-managed and self-administered real estate investment trust focused exclusively on owning, managing, leasing, and redeveloping regional malls throughout the United States. As of September 30, 2013, GGP’s portfolio was comprised of 123 regional malls in the United States comprising approximately 128 million square feet of gross leasable area. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Investor Relations Contact:	Media Contact:
Kevin Berry	David Keating
VP Investor Relations	VP Corporate Communications
(312) 960-5529	(312) 960-6325
kevin.berry@ggp.com	david.keating@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions

Net Operating Income (“NOI”) and Company NOI

The Company defines NOI as income from property operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses.  NOI has been reflected on a proportionate basis (at the Company’s ownership share).  Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.  The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of the Company’s properties.  Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, discontinued operations, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.  The Company presents Company NOI and Company FFO (as defined below), as management of the Company believes certain investors and other users of the Company’s financial information use them as measures of the Company’s historical operating performance.

Funds From Operations (“FFO”) and Company FFO

The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”).  The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP.  As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.

The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.  FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life.  Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.

As with the Company’s presentation of Company NOI, the Company also considers Company FFO to be a helpful supplemental measure of the operating performance for equity REITs because it excludes from FFO certain items that are non-cash and certain non-comparable items such as Company NOI adjustments, and FFO items such as FFO from discontinued operations related to the spin-off of Rouse Properties, Inc, mark-to-market adjustments on debt and gains on the extinguishment of debt, warrant liability adjustment, and interest expense on debt repaid or settled all which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The Company presents NOI and FFO as they are financial measures widely used in the REIT industry.  In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to NOI and Company NOI and a reconciliation of net loss attributable to GGP to FFO and Company FFO.  None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash available to fund cash needs.  In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

FINANCIAL OVERVIEW Consolidated Statements of Operations (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Revenues:
Minimum rents	$392,934	$394,736	$1,190,291	$1,154,657
Tenant recoveries	180,614	180,590	546,969	531,649
Overage rents	9,970	13,420	27,864	34,605
Management fees and other corporate revenues	17,336	17,823	50,575	55,646
Other	19,841	16,191	55,918	49,158
Total revenues	620,695	622,760	1,871,617	1,825,715
Expenses:
Real estate taxes	60,433	57,870	185,417	170,525
Property maintenance costs	14,354	16,673	53,600	55,889
Marketing	5,772	7,861	18,059	21,833
Other property operating costs	97,057	99,165	273,985	278,625
Provision for doubtful accounts	1,064	1,173	3,620	2,631
Property management and other costs	41,458	38,776	123,380	119,014
General and administrative	10,522	10,045	34,578	31,601
Provisions for impairment	—	32,100	—	32,100
Depreciation and amortization	192,605	203,986	579,360	598,963
Total expenses	423,265	467,649	1,271,999	1,311,181
Operating income	197,430	155,111	599,618	514,534
Interest income	577	765	1,726	2,300
Interest expense	(178,438)	(200,183)	(567,094)	(594,249)
Warrant liability adjustment	—	(123,381)	(40,546)	(413,081)
Gains from changes in control of investment properties	—	—	219,784	18,547
Loss on extinguishment of debt	—	—	(36,478)	—
Income (Loss) before income taxes, equity in income of Unconsolidated Real Estate Affiliates, discontinued operations, noncontrolling interests and preferred stock dividends	19,569	(167,688)	177,010	(471,949)
Benefit from (provision for) income taxes	287	(2,449)	(1,236)	(5,553)
Equity in income of Unconsolidated Real Estate Affiliates	13,984	22,054	41,165	39,849
Equity in income of Unconsolidated Real Estate Affiliates - (loss) gain on investment	(2,800)	—	648	—
Income (loss) from continuing operations	31,040	(148,083)	217,587	(437,653)
Discontinued operations:
Loss from discontinued operations, including gains (losses) on dispositions	(186)	(58,525)	(7,437)	(69,548)
Gain on extinguishment of debt	—	—	25,894	—
Discontinued operations, net	(186)	(58,525)	18,457	(69,548)
Net income (loss)	30,854	(206,608)	236,044	(507,201)
Allocation to noncontrolling interests	(3,371)	(1,279)	(10,707)	(6,236)
Net income (loss) attributable to GGP	27,483	(207,887)	225,337	(513,437)
Preferred stock dividends	(3,984)	—	(10,094)	—
Net income (loss) attributable to common stockholders	$23,499	$(207,887)	$215,243	$(513,437)
Basic Income (Loss) Per Share:
Continuing operations	$0.03	$(0.17)	$0.21	$(0.48)
Discontinued operations	—	(0.06)	0.02	(0.07)
Total basic income (loss) per share	$0.03	$(0.23)	$0.23	$(0.55)
Diluted Income (Loss) Per Share:
Continuing operations	$0.02	$(0.17)	$0.21	$(0.48)
Discontinued operations	—	(0.06)	0.02	(0.07)
Total diluted income (loss) per share	$0.02	$(0.23)	$0.23	$(0.55)

FINANCIAL OVERVIEW Consolidated Balance Sheets (1) (In thousands)

	September 30, 2013	December 31, 2012
Assets:
Investment in real estate:
Land	$4,256,685	$4,278,471
Buildings and equipment	18,019,187	18,806,858
Less accumulated depreciation	(1,748,222)	(1,440,301)
Construction in progress	399,472	376,529
Net property and equipment	20,927,122	22,021,557
Investment in and loans to/from Unconsolidated Real Estate Affiliates	2,461,847	2,865,871
Net investment in real estate	23,388,969	24,887,428
Cash and cash equivalents	603,518	624,815
Accounts and notes receivable, net	449,295	260,860
Deferred expenses, net	186,914	179,837
Prepaid expenses and other assets	1,120,285	1,329,465
Total assets	$25,748,981	$27,282,405
Liabilities:
Mortgages, notes and loans payable	$15,563,625	$15,966,866
Investment in and loans to/from Unconsolidated Real Estate Affiliates	16,846	—
Accounts payable and accrued expenses	1,006,198	1,212,231
Dividend payable	125,324	103,749
Deferred tax liabilities	27,704	28,174
Tax indemnification liability	303,586	303,750
Junior Subordinated Notes	206,200	206,200
Warrant liability	—	1,488,196
Total liabilities	17,249,483	19,309,166
Redeemable noncontrolling interests:
Preferred	128,772	136,008
Common	123,787	132,211
Total redeemable noncontrolling interests	252,559	268,219
Equity:
Preferred stock	242,042	—
Stockholders’ equity	7,922,049	7,621,698
Noncontrolling interests in consolidated real estate affiliates	82,848	83,322
Total equity	8,246,939	7,705,020
Total liabilities and equity	$25,748,981	$27,282,405

(1) Presented in accordance with GAAP.

PROPORTIONATE FINANCIAL STATEMENTS Company NOI, EBITDA and FFO For the Three Months Ended September 30, 2013 and 2012 (In thousands)

	Three Months Ended September 30, 2013						Three Months Ended September 30, 2012
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company

Property revenues:
Minimum rents	$392,934	$(3,632)	$93,125	$482,427	$8,779	$491,206	$394,736	$(3,332)	$82,555	$473,959	$2,881	$476,840
Tenant recoveries	180,614	(1,233)	41,415	220,796	—	220,796	180,590	(1,182)	36,076	215,484	—	215,484
Overage rents	9,970	(133)	3,424	13,261	—	13,261	13,420	(95)	2,150	15,475	—	15,475
Other revenue	19,841	(101)	3,685	23,425	—	23,425	17,102	(82)	3,177	20,197	—	20,197
Total property revenues	603,359	(5,099)	141,649	739,909	8,779	748,688	605,848	(4,691)	123,958	725,115	2,881	727,996
Property operating expenses:
Real estate taxes	60,433	(542)	13,271	73,162	(1,578)	71,584	57,870	(523)	11,719	69,066	(1,578)	67,488
Property maintenance costs	14,354	(96)	4,136	18,394	—	18,394	16,673	(91)	3,892	20,474	—	20,474
Marketing	5,772	(55)	1,886	7,603	—	7,603	7,861	(73)	1,959	9,747	—	9,747
Other property operating costs	97,057	(552)	21,643	118,148	(6,004)	112,144	99,165	(569)	19,657	118,253	(1,424)	116,829
Provision for doubtful accounts	1,064	12	305	1,381	—	1,381	1,173	(57)	485	1,601	—	1,601
Total property operating expenses	178,680	(1,233)	41,241	218,688	(7,582)	211,106	182,742	(1,313)	37,712	219,141	(3,002)	216,139
NOI	$424,679	$(3,866)	$100,408	$521,221	$16,361	$537,582	$423,106	$(3,378)	$86,246	$505,974	$5,883	$511,857
Management fees and other corporate revenues	17,336	—	—	17,336	—	17,336	17,823	—	—	17,823	—	17,823
Property management and other costs	(41,458)	161	(6,632)	(47,929)	(455)	(48,384)	(38,776)	145	(5,517)	(44,148)	(424)	(44,572)
General and administrative	(10,522)	—	(244)	(10,766)	—	(10,766)	(10,045)	—	(207)	(10,252)	—	(10,252)
EBITDA	$390,035	$(3,705)	$93,532	$479,862	$15,906	$495,768	$392,108	$(3,233)	$80,522	$469,397	$5,459	$474,856
Depreciation on non-income producing assets	(2,925)	—	—	(2,925)	—	(2,925)	(2,885)	—	—	(2,885)	—	(2,885)
Interest income	577	—	142	719	—	719	765	—	32	797	—	797
Preferred unit distributions	(2,335)	—	—	(2,335)	—	(2,335)	(2,335)	—	—	(2,335)	—	(2,335)
Preferred stock dividends	(3,984)	—	—	(3,984)	—	(3,984)	—	—	—	—	—	—
Interest expense:
Default interest	(1,978)	—	—	(1,978)	1,978	—	(1,157)	—	—	(1,157)	1,157	—
Mark-to-market adjustments on debt	(3,855)	(94)	(1,035)	(4,984)	4,984	—	2,917	(89)	378	3,206	(3,206)	—
Write-off of mark-to-market adjustments on extinguished debt	1,915	—	411	2,326	(2,326)	—	10,394	—	—	10,394	(10,394)	—
Debt extinguishment expenses	—	—	—	—	—	—	—	—	—	—	—	—
Interest on existing debt	(174,520)	1,117	(36,384)	(209,787)	—	(209,787)	(212,337)	1,144	(34,421)	(245,614)	—	(245,614)
Warrant liability adjustment	—	—	—	—	—	—	(123,381)	—	—	(123,381)	123,381	—
Provision for income taxes	287	18	(59)	246	(798)	(552)	(2,449)	17	(105)	(2,537)	2,015	(522)
FFO from discontinued operations	(113)	—	6,312	6,199	(526)	5,673	209	—	4,223	4,432	2,025	6,457
	203,104	(2,664)	62,919	263,359	19,218	282,577	61,849	(2,161)	50,629	110,317	120,437	230,754
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	60,255	2,664	(62,919)	—	—	—	48,468	2,161	(50,629)	—	—	—
FFO	$263,359	$—	$—	$263,359	$19,218	$282,577	$110,317	$—	$—	$110,317	$120,437	$230,754

PROPORTIONATE FINANCIAL STATEMENTS Company NOI, EBITDA and FFO For the Nine Months Ended September 30, 2013 and 2012 (In thousands)

	Nine Months Ended September 30, 2013						Nine Months Ended September 30, 2012
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company

Property revenues:
Minimum rents	$1,190,291	$(10,681)	$265,846	$1,445,456	$22,485	$1,467,941	$1,154,657	$(8,684)	$251,252	$1,397,225	$14,849	$1,412,074
Tenant recoveries	546,969	(3,587)	118,869	662,251	—	662,251	531,649	(3,327)	108,822	637,144	—	637,144
Overage rents	27,864	(245)	7,459	35,078	—	35,078	34,605	(212)	5,600	39,993	—	39,993
Other revenue	55,918	(293)	10,555	66,180	—	66,180	49,156	(244)	9,339	58,251	—	58,251
Total property revenues	1,821,042	(14,806)	402,729	2,208,965	22,485	2,231,450	1,770,067	(12,467)	375,013	2,132,613	14,849	2,147,462
Property operating expenses:
Real estate taxes	185,417	(1,595)	38,750	222,572	(4,734)	217,838	170,525	(1,540)	35,234	204,219	(4,734)	199,485
Property maintenance costs	53,600	(278)	12,001	65,323	—	65,323	55,889	(277)	12,228	67,840	—	67,840
Marketing	18,059	(172)	5,058	22,945	—	22,945	21,833	(211)	5,239	26,861	—	26,861
Other property operating costs	273,985	(1,643)	58,362	330,704	(8,774)	321,930	278,625	(1,636)	56,302	333,291	(4,283)	329,008
Provision for doubtful accounts	3,620	(36)	940	4,524	—	4,524	2,631	(33)	474	3,072	—	3,072
Total property operating expenses	534,681	(3,724)	115,111	646,068	(13,508)	632,560	529,503	(3,697)	109,477	635,283	(9,017)	626,266
NOI	$1,286,361	$(11,082)	$287,618	$1,562,897	$35,993	$1,598,890	$1,240,564	$(8,770)	$265,536	$1,497,330	$23,866	$1,521,196
Management fees and other corporate revenues	50,575	—	—	50,575	—	50,575	55,646	—	—	55,646	—	55,646
Property management and other costs	(123,380)	466	(18,922)	(141,836)	(1,303)	(143,139)	(119,014)	419	(17,534)	(136,129)	(1,272)	(137,401)
General and administrative	(34,578)	—	(750)	(35,328)	—	(35,328)	(31,601)	15	(775)	(32,361)	—	(32,361)
EBITDA	$1,178,978	$(10,616)	$267,946	$1,436,308	$34,690	$1,470,998	$1,145,595	$(8,336)	$247,227	$1,384,486	$22,594	$1,407,080
Depreciation on non-income producing assets	(9,040)	—	—	(9,040)	—	(9,040)	(6,609)	—	—	(6,609)	—	(6,609)
Interest income	1,726	(1)	349	2,074	—	2,074	2,300	(2)	201	2,499	—	2,499
Preferred unit distributions	(7,006)	—	—	(7,006)	—	(7,006)	(10,104)	—	—	(10,104)	3,098	(7,006)
Preferred stock dividends	(10,094)	—	—	(10,094)	—	(10,094)	—	—	—	—	—	—
Interest expense:
Default interest	(3,284)	—	—	(3,284)	3,284	—	(3,445)	—	(309)	(3,754)	3,754	—
Mark-to-market adjustments on debt	(11,836)	(278)	(953)	(13,067)	13,067	—	12,522	(274)	1,817	14,065	(14,065)	—
Write-off of mark-to-market adjustments on extinguished debt	4,502	—	411	4,913	(4,913)	—	33,355	1	—	33,356	(33,356)	—
Debt extinguishment expenses	—	—	—	—	—	—	(186)	—	(4)	(190)	190	—
Interest on existing debt	(556,476)	3,367	(103,061)	(656,170)	—	(656,170)	(636,495)	3,524	(104,823)	(737,794)	—	(737,794)
Warrant liability adjustment	(40,546)	—	—	(40,546)	40,546	—	(413,081)	—	—	(413,081)	413,081	—
Loss on extinguishment of debt	(36,478)	—	—	(36,478)	36,478	—	—	—	—	—	—	—
Provision for income taxes	(1,236)	53	(211)	(1,394)	(257)	(1,651)	(5,553)	49	(319)	(5,823)	4,200	(1,623)
FFO from discontinued operations	24,743	—	13,952	38,695	(26,798)	11,897	16,273	—	13,559	29,832	(6,046)	23,786
	533,953	(7,475)	178,433	704,911	96,097	801,008	134,572	(5,038)	157,349	286,883	393,450	680,333
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	170,958	7,475	(178,433)	—	—	—	152,311	5,038	(157,349)	—	—	—
FFO	$704,911	$—	$—	$704,911	$96,097	$801,008	$286,883	$—	$—	$286,883	$393,450	$680,333

PROPORTIONATE FINANCIAL STATEMENTS

Reconciliation of Non-GAAP to GAAP Financial Measures

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Reconciliation of Company NOI to GAAP Operating Income
Company NOI:	$537,582	$511,857	$1,598,890	$1,521,196
Adjustments for minimum rents, real estate taxes and other property operating costs	(16,361)	(5,883)	(35,993)	(23,866)
Proportionate NOI	521,221	505,974	1,562,897	1,497,330
Unconsolidated Properties	(100,408)	(86,246)	(287,618)	(265,536)
Consolidated Properties	420,813	419,728	1,275,279	1,231,794
Management fees and other corporate revenues	17,336	17,823	50,575	55,646
Property management and other costs	(41,458)	(38,776)	(123,380)	(119,014)
General and administrative	(10,522)	(10,045)	(34,578)	(31,601)
Provisions for impairment	—	(32,100)	—	(32,100)
Depreciation and amortization	(192,605)	(203,986)	(579,360)	(598,963)
Noncontrolling interest in operating income of Consolidated Properties and other	3,866	2,467	11,082	8,772
Operating income	$197,430	$155,111	$599,618	$514,534

Reconciliation of Company EBITDA to GAAP Net Income (Loss) Attributable to GGP
Company EBITDA	$495,768	$474,856	$1,470,998	$1,407,080
Adjustments for minimum rents, property operating expenses and property management and other costs	(15,906)	(5,459)	(34,690)	(22,594)
Proportionate EBITDA	479,862	469,397	1,436,308	1,384,486
Unconsolidated Properties	(93,532)	(80,522)	(267,946)	(247,227)
Consolidated Properties	386,330	388,875	1,168,362	1,137,259
Depreciation and amortization	(192,605)	(203,986)	(579,360)	(598,963)
Noncontrolling interest in NOI of Consolidated Properties	3,866	2,467	11,082	8,772
Interest income	577	765	1,726	2,300
Interest expense	(178,438)	(200,183)	(567,094)	(594,249)
Warrant liability adjustment	—	(123,381)	(40,546)	(413,081)
(Provision for) benefit from income taxes	287	(2,449)	(1,236)	(5,553)
Provision for impairment excluded from FFO	—	(32,100)	—	(32,100)
Equity in income of Unconsolidated Real Estate Affiliates	13,984	22,054	41,165	39,849
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	(2,800)	—	648	—
Discontinued operations	(186)	(58,525)	18,457	(69,548)
Gains from changes in control of investment properties	—	—	219,784	18,547
Loss on extinguishment of debt	—	—	(36,478)	—
Allocation to noncontrolling interests	(3,532)	(1,424)	(11,173)	(6,670)
Net income (loss) attributable to GGP	$27,483	$(207,887)	$225,337	$(513,437)

Reconciliation of Company FFO to GAAP Net Income (Loss) Attributable to GGP
Company FFO	$282,577	$230,754	$801,008	$680,333
Adjustments for minimum rents, property operating expenses and property management and other costs, market rate adjustments, debt extinguishment, income taxes and FFO from discontinued operations	(19,218)	(120,437)	(96,097)	(393,450)
Proportionate FFO	263,359	110,317	704,911	286,883
Depreciation and amortization of capitalized real estate costs	(234,968)	(227,218)	(701,609)	(707,245)
Gains from changes in control of investment properties	—	—	219,784	18,547
Preferred stock dividends	3,984	—	10,094	—
(Losses) gains on sales of investment properties	(2,872)	12,302	(189)	13,139
Noncontrolling interests in depreciation of Consolidated Properties	1,807	1,622	5,368	5,354
Provision for impairment excluded from FFO	—	(32,100)	—	(32,100)
Provision for impairment excluded from FFO of discontinued operations	—	(66,188)	(4,975)	(76,580)
Redeemable noncontrolling interests	(160)	1,602	(1,563)	3,752
Depreciation and amortization of discontinued operations	(3,667)	(8,224)	(6,484)	(25,187)
Net income (loss) attributable to GGP	$27,483	$(207,887)	$225,337	$(513,437)

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$100,408	$86,246	$287,618	$265,536
Net property management fees and costs	(6,632)	(5,517)	(18,922)	$(17,534)
General and administrative and provisions for impairment	(244)	(207)	(750)	(775)
EBITDA	93,532	80,522	267,946	247,227
Net interest expense	(36,866)	(34,011)	(103,254)	(103,118)
Provision for income taxes	(59)	(105)	(211)	(319)
FFO of discontinued Unconsolidated Properties	6,312	4,223	13,952	13,559
FFO of Unconsolidated Properties	62,919	50,629	178,433	157,349
Depreciation and amortization of capitalized real estate costs	(48,955)	(28,583)	(137,298)	(117,653)
Other, including gain on sales of investment properties	20	8	30	153
Equity in income of Unconsolidated Real Estate Affiliates	$13,984	$22,054	$41,165	$39,849